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                                 EXHIBIT (5)(c)


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                        SUB-INVESTMENT ADVISORY AGREEMENT
                        ---------------------------------

         This Sub-Investment Advisory Agreement is made as of the 15th day of August, 1995, and amended as of January 1, 1997, by and between The Provident Bank, an Ohio banking corporation (the "Adviser"), and DePrince, Race & Zollo, Inc., a Florida corporation (the "Sub-Adviser").

         WHEREAS, the Adviser serves as investment adviser of The Riverfront Funds, Inc., a Maryland corporation, and an open-end management investment company (the "Company"), which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933.

         WHEREAS, the Company is comprised of several separate investment portfolios, one of which is The Riverfront Income Equity Fund (the "Portfolio"); and

         WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser experienced in the management of a portfolio of income producing securities to assist the Adviser in performing services for the Portfolio; and

         WHEREAS, the Sub-Adviser represents that it has the legal power and authority to perform the services contemplated hereunder without violation of applicable law (including the Investment Advisers Act of 1940), and is engaged in the business of rendering investment advisory services to investment companies and desires to provide such services to the Company and the Adviser; and

         WHEREAS, the Sub-Adviser is familiar with the investment objectives, policies and restrictions of the Portfolio and has reviewed the Investment Advisory Agreement dated as of August 1, 1994, between the Adviser and the Company (the "Adviser Agreement").

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. APPOINTMENT OF THE SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser to provide a continuous investment program for that portion of the Portfolio allocated to it from time to time by the Company's Board of Directors (the "DRZ Portfolio"), subject to such instructions and supervision as the Adviser may from time to time furnish and further subject to the control and direction of the Company's Board of Directors, for the period and on the terms hereinafter set forth. The Board of Directors may, from time to time, make additions to and withdrawals from the assets of the DRZ Portfolio allocated to the Sub-Adviser. The Sub-Adviser hereby accepts such appointment and agrees during such period to render the services and to assume the obligations herein set forth for the


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compensation herein provided. The Sub-Adviser will provide the services under this Agreement in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's most recent Prospectus and Statement of Additional Information and as the same may, from time to time, be supplemented or amended and in resolutions of the Company's Board of Directors. The Adviser agrees to furnish the Sub-Adviser from time to time copies of all amendments of or supplements to such Prospectus and Statement of Additional Information. The Sub-Adviser shall for all purpose herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Company in any way.

         2. SUB-ADVISORY SERVICES. Subject to such instructions and supervision as the Adviser may from time to time furnish, the continuous investment program of the DRZ Portfolio provided by the Sub-Adviser shall include, among other things, investment research and management with respect to all securities, investments and cash equivalents in the DRZ Portfolio. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the DRZ Portfolio, the appropriate portion of the DRZ Portfolio's assets to be invested in particular countries or geographic regions, the use of foreign exchange contracts and other foreign currency matters, and the manner in which voting rights, rights to consent to corporate action and other rights pertaining to the DRZ Portfolio's investments should be exercised. The Sub-Adviser will implement such determinations through the placement, in the name of the Portfolio, of orders for the execution of portfolio transactions with it through such brokers or dealers as it may select.

         In fulfilling its responsibilities hereunder, the Sub-Adviser agrees that it will:

         (a) use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

         (b) conform with all applicable Rules and Regulations of the United States Securities and Exchange Commission ("SEC") and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any government authority pertaining to the investment advisory activities of the Sub-Adviser and shall furnish such written reports or other documents substantiating such compliance as the Adviser reasonably may from time to time request;

         (c) not make loans to any person to purchase or carry shares of capital stock in the Company or make loans to the Company;

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         (d)      place orders pursuant to investment determinations for
                  the DRZ Portfolio either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will use its reasonable best efforts to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the DRZ Portfolio and/or other accounts over which the Sub-Adviser exercises investment discretion. Subject to the review of the Company's Board of Directors from time to time with respect to the extent and continuation of the policy, the Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the DRZ Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to the Company, BISYS Fund Services Limited Partnership, the Adviser or Sub-Adviser or any affiliate of the foregoing except as may be permitted by the 1940 Act;

         (e) maintain all necessary or appropriate books and records with respect to the DRZ Portfolio's securities transactions in accordance with all applicable laws, rules and regulations, including but not limited to Section 31(a) of the 1940 Act and will furnish the Company's Board of Directors such periodic and special reports as the Board reasonably may request;

         (f) treat confidentially and as proprietary information of the Adviser and the Company all records and other information relative to the Adviser and the Company and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except that subject to prompt notification to the Company and the Adviser, the Sub-Adviser may divulge such information to duly constituted authorities, or when so requested by the Adviser and the Company, PROVIDED,


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                  HOWEVER, that nothing contained herein shall prohibit the
                  Sub-Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Portfolio;

         (g) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Company, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Company's account are customers of the Adviser, the Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Sub-Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Company; and

         (h) render, upon request of the Adviser or the Company's Board of Directors, written reports concerning the investment activities of the DRZ Portfolio.

         3. EXPENSES. During the term of this Agreement, the Sub- Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the DRZ Portfolio.

         4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records, if any, which it maintains for the Portfolio are the property of the Portfolio and further agrees to surrender promptly to the Adviser or the Company any such records upon the Adviser's or the Company's request and that such records shall be available for inspection by the SEC. The Sub-Adviser further agrees to preserve for the periods and at the places prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         5. COMPENSATION OF THE SUB-ADVISER. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee at the annual rate of the value of the DRZ Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Sub-Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Sub-Adviser, the value of the DRZ Portfolio's net assets shall be computed at the times and in the manner specified in the Company's Registration Statement. If the Adviser

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is required to reduce its fee or to reimburse the Company because the expenses of the Fund exceed applicable state securities regulations or are in excess of any voluntary expense limitations set forth in the Company's current Registration Statement, the Sub- Adviser's fee hereunder shall be reduced by an amount equal to such excess expense multiplied by the ratio that the Sub-Adviser's fee hereunder bears to the sum of the fees paid to the Adviser and to BISYS Fund Services Limited Partnership (under the Company's Administration Agreement with BISYS Fund Services Limited Partnership) by the Company with respect to the Portfolio. Notwithstanding anything contained herein to the contrary, the Sub- Adviser shall not be compensated on the basis of a share of capital gains or upon capital appreciation of the Portfolio or any portion thereof except as may be authorized by applicable law.

         6. SERVICES NOT EXCLUSIVE. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. It is understood that the action taken by the Sub- Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Sub-Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Sub-Adviser at the same time or at the same price.

         7. USE OF NAMES. The Adviser shall not use the name of the Sub-Adviser in any prospectus, sales literature or other material relating to the Company in any manner not approved prior thereto by the Sub-Adviser; provided, however, that the Sub-Adviser shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Sub- Adviser shall not use the name of the Company or the Adviser in any material relating to the Sub-Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Company's name which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

         8. LIABILITY OF THE SUB-ADVISER. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or loss resulting from breach of fiduciary duty with respect to the receipt of compensation for services, the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

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         9. LIMITATION OF COMPANY'S LIABILITY. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Company's liability set forth in its Articles of Incorporation and under Maryland law. The Sub-Adviser agrees that any of the Company's obligations shall be limited to the assets of the Portfolio and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Company nor from any Director, officer, employee or agent of the Company.

         10. DURATION, RENEWAL, TERMINATION AND AMENDMENT. This Agreement will become effective as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Portfolio, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until December 31, 1996.

         Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Portfolio for successive periods of one year each ending on December 31 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company's Board of Directors or by the vote of a majority of all votes attributable to the outstanding Shares of the Portfolio. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Company's Board of Directors, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon, 60 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser upon 60 days' prior written notice to the Adviser and the Company's Board of Directors, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Adviser Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. No assignment of this Agreement shall be made by the Sub-Adviser without the consent of the Adviser and the Board of Directors of the Company. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Sub-Adviser, subject to approval by the Company's Board of Directors and, if required by the 1040 Act and applicable SEC rules and regulations, a vote of a majority of the Portfolio's outstanding voting securities.

         11. CONFIDENTIAL RELATIONSHIP. Any information and advice furnished by either party to this Agreement to the other shall be

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treated as confidential and shall not be disclosed to third parties except as required by law.

         12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. MISCELLANEOUS. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all parties.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                            THE PROVIDENT BANK

                                            By    /s/ Gary W. Queen
                                               --------------------------------

                                            Title  Senior Vice President
                                                 ------------------------------

                                            DePRINCE, RACE & ZOLLO, INC.

                                            By    /s/ Victor A. Zollo
                                               --------------------------------

                                            Title   President
                                                 ------------------------------





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                                                          Dated: January 1, 1997

                                   SCHEDULE A
                    To the Sub-Investment Advisory Agreement
                         between The Provident Bank and
                          DePrince, Race & Zollo, Inc.

Name Of Fund                 Compensation                          Date
------------                 ------------                          ----

The Riverfront Income     Annual Rate of .50% of the          January 1, 1997
Equity Fund               average daily net assets of
                          the DRZ Portfolio up to $55
                          million and .55% of the
                          average daily net assets
                          of the DRZ Portfolio of $55
                          million and above.


                          THE PROVIDENT BANK

                          By    /s/ Gary W. Queen
                             --------------------------------

                          Title   Senior Vice President
                                -----------------------------

                          DePRINCE, RACE & ZOLLO, INC.

                          By    /s/ Victor A. Zollo
                             --------------------------------

                          Title  President
                                -----------------------------


____________________
All fees are computed daily and paid monthly.




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